SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported):  September 9, 2011 (September 5, 2011)

SINO CLEAN ENERGY INC.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-51753	75-2882833
(Commission File Number)	(IRS Employer Identification No.)

Room 1502, Building D, Wangzuo International City Building No. 3 Tangyuan Road, Gaoxin District Xi'an, Shaanxi Province, People’s Republic of China	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(86-29) 8209-1099

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The Current Report on Form 8-K, originally filed on September 9, 2011, is being amended in order to: (1) specify that there was a disagreement between Sino Clean Energy Inc. (the “Company”) and Mr. Brock Silvers regarding the formal authorization and timing of an independent investigation, although, in the Company’s view, this disagreement was not with respect to Company operations, policies or practices; (2) correct the statement that Mr. Silvers’ motion at the August Board meeting was in favor of an investigation to commence immediately, which statement was inaccurate; and (3) to clarify that the Board did not formally authorize an investigation at the August Board Meeting, but that there was a discussion and general consensus among the Board in support of an investigation.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Current Report on Form 8-K (the “Amended 8-K”) is being filed to amend the Current Report on Form 8-K, filed on September 9, 2011 (the “Original 8-K”), in which the Company disclosed that, on September 5, 2011, the Company received notification from Mr. Brock Silvers that, effective immediately, he resigned as a member of the Board of Directors (the “Board”) of the Company.  At the time of his resignation, Mr. Silvers also served as a member of the Board's Audit Committee.  Mr. Silvers and the Company disagreed on matters relating to the formal authorization and timing of an independent investigation (as described below and in Mr. Silvers' resignation letter), and that disagreement led to Mr. Silvers' resignation.

A copy of Mr. Silvers' resignation letter was included as Exhibit 17.1 to the Original 8-K.  Mr. Silvers' resignation letter states, among other things, that at a meeting of the Board of Directors held on August 19, 2011, his motion regarding the formation of a special committee and the commencement on September 7, 2011 of an independent investigation into the allegations made against the Company in two reports published in April 2011, did not receive Board support.  Mr. Silvers cites the failure to pass this motion as a reason for his resignation.

The Company believes that there was a general consensus among board members at the August Board meeting in support of an investigation. At the August Board meeting, the Board approved a motion to reconsider the issue of an investigation at a Board meeting to take place on September 7, 2011, so that Board members could have additional time to consider and determine the appropriate timing, format and continued advisability of an investigation.  On September 9, 2011, the Board agreed by unanimous written consent to immediately commence an internal investigation into the allegations, which would be performed by the Company’s counsel, Loeb & Loeb LLP.

The Company has provided Mr. Silvers with a copy of the foregoing disclosures.  Mr. Silvers has furnished the Company with a letter stating that he agrees with the statements set forth in this Amended 8-K.  A copy of such letter is filed as Exhibit 17.2 to this Amended 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

17.1	Resignation Letter from Mr. Brock Silvers, dated as of September 5, 2011. (1)

17.2	Letter from Mr. Brock Silvers, dated as of September 19, 2011.

_____________________

(1) Filed with the Current Report on Form 8-K on September 9, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sino Clean Energy Inc.

By:	/s/ Baowen Ren
Name: Baowen Ren
Title: Chief Executive Officer

Dated: September 20, 2011